                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-73039, 333-84071, 333-31676, and 333-33118 of DUSA Pharmaceuticals, Inc. on
Form S-3 and Registration Statement Nos. 333-92259 and 333-57890 of DUSA Pharmaceuticals, Inc. on Form S-8 of our report dated February 20, 2002, incorporated by reference in this Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 12, 2002